UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018

COASTAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-38589	56-2392007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 Evergreen Way, Everett, Washington 98203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (425) 257-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

On September 26, 2018, Coastal Financial Corporation (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with CJA Private Equity Financial Restructuring Master Fund I LP (the “Fund”) providing for the exchange of 261,444 shares of the Company’s Class C Nonvoting Common Stock, no par value per share (“Class C Non-Voting Common Stock”), for 261,444 shares of the Company’s voting common stock, no par value per share (“Voting Common Stock”).

The Class C Non-Voting Common Stock was originally issued to the Fund in a series of private placement transactions, and was issued to enable the equity ownership of the Fund to comply with applicable banking laws and regulations. The Exchange Agreement contains customary representations, warranties and covenants by the Fund and the Company.

Pursuant to the terms of the Company’s Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) the Class C Non-Voting Common Stock was convertible into Voting Common Stock, subject to certain limitations.

The number of shares that the Fund received pursuant to the Exchange Agreement is equal to the number of shares of Voting Common Stock that the Fund would have received upon conversion of the Non-Voting Common Stock. The exchange transactions were effected because the Non-Voting Common Stock could only be converted at the time of a transfer or sale of the Non-Voting Common Stock that satisfied certain conditions set forth in the Articles of Incorporation. The Voting Common Stock issued upon exchange of the Non-Voting Common Stock was offered and exchanged in reliance on exemptions from registration provided by the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the Exchange Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Exchange Agreement is a summary and is qualified in its entirety by reference to the complete text of the Exchange Agreement.

Item 3.02	Unregistered Sales of Equity Securities

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

On September 28, 2018 the Company issued to the Fund 261,444 shares of its Voting Common Stock in exchange for 261,444 shares of Class C Non-Voting Common Stock held of record by the Fund in a transaction exempt from registration under Section 3(a)(9) of the Securities Act. The Company received no cash proceeds as a result of the exchange transaction.

On September 26, 2018, the Company entered into an Exchange Agreement with the holder of the Company’s Class B Nonvoting Common Stock, no par value per share (“Class B Non-Voting Common Stock”) providing for the exchange of 100,000 shares of the Company’s Class B

Non-voting Common Stock for 100,000 shares of the Company’s Voting Common Stock. On September 28, 2018 the Company issued to such holder 100,000 shares of its Voting Common Stock in exchange for 100,000 shares of Class B Non-Voting Common Stock held of record by such holder in a transaction exempt from registration under Section 3(a)(9) of the Securities Act. The Company received no cash proceeds as a result of the exchange transaction.

As a result of the foregoing transactions, the Company has no shares of Class B Non-Voting Common Stock or Class C Non-Voting Common Stock outstanding.

Item 9.01	Financial Statements and Exhibits

Exhibits Number	Description

10.1	Exchange Agreement, dated as of September 26, 2018, by and between Coastal Financial Corporation and CJA Private Equity Financial Restructuring Master Fund I LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL FINANCIAL CORPORATION
(Registrant)

Date: October 1, 2018	By:	/s/ Joel Edwards
Joel Edwards
Executive Vice President and Chief Financial Officer